Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS SECOND QUARTER RESULTS;

PRO FORMA REVPAR INCREASED 9.7% AND PRO FORMA ADJUSTED

HOTEL EBITDA MARGIN INCREASED 240 BASIS POINTS

ANNAPOLIS, MD, July 31, 2012 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended June 30, 2012.

HIGHLIGHTS

•	Pro Forma RevPAR – 9.7% increase for comparable 10-hotel portfolio over the same period in 2011.

•	Pro Forma Adjusted Hotel EBITDA Margin – 240 basis point increase for comparable 10-hotel portfolio over the same period in 2011.

•	Acquisitions – Subsequent to quarter end, entered into a definitive agreement to acquire a full-service hotel located in San Diego, California for $62 million.

•	Preferred share offering – Subsequent to quarter end, successfully completed a $125 million preferred share offering.

•	Financings – Subsequent to quarter end, closed on $130 million of secured financings taking further advantage of the attractive interest rate environment.

“We delivered another exceptional quarter of hotel operating performance, with industry-leading RevPAR growth and hotel EBITDA margin expansion,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “Our hotel portfolio achieved over 83% occupancy in the second quarter which enabled our operators to aggressively increase room rates.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

“We were very pleased with the execution and pricing of the $125 million preferred share offering that closed in mid-July,” said Douglas W. Vicari, Chesapeake Lodging Trust’s Executive Vice President and Chief Financial Officer. “With the additional capital raised through the preferred offering and given our targeted leverage levels, we expect our total investment in hotel real estate to reach $1.25 billion.”

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three and six months ended June 30, 2012 (in millions, except per share amounts):

	Three months ended June 30,		Six months ended June 30,
	2012(1)	2011(2)	2012(3)	2011(2)

Total revenue	$67.0	$40.3	$117.3	$64.3

Net income available to common shareholders	$9.0	$2.0	$8.2	$0.2
Net income per diluted share	$0.28	$0.06	$0.26	$0.01

FFO available to common shareholders	$15.7	$5.7	$21.4	$7.0
FFO per diluted share	$0.49	$0.18	$0.67	$0.26

AFFO available to common shareholders	$15.9	$9.6	$22.0	$11.2
AFFO per diluted share	$0.50	$0.30	$0.69	$0.41

Corporate EBITDA	$22.3	$8.5	$31.5	$10.8

Adjusted Corporate EBITDA	$22.5	$12.3	$32.1	$15.0

(1)	Includes results of operations of 12 hotels for the full period.
(2)	Includes results of operations of five hotels for the full period and four hotels for part of the period.
(3)	Includes results of operations of 11 hotels for the full period and one hotel for part of the period.

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons of, on a pro forma

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

basis, occupancy, ADR, RevPAR, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 10 of the Trust’s 12 hotels owned as of June 30, 2012. The key operating metrics do not include operating results for the Holiday Inn New York City Midtown – 31st Street, as the hotel opened for business on January 19, 2012, and the Hotel Adagio, as the hotel was under renovation during the period. The following is a summary of the key operating metrics for the three and six months ended June 30, 2012 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change	2012	2011	Change

Pro forma occupancy	83.2%	82.7%	50 bps	78.1%	75.6%	250 bps
Pro forma ADR	$199.12	$182.57	9.1%	$184.90	$172.72	7.1%
Pro forma RevPAR	$165.64	$151.05	9.7%	$144.43	$130.52	10.7%

Pro forma Adjusted Hotel EBITDA	$23,906	$20,887	14.5%	$36,104	$30,101	19.9%
Pro forma Adjusted Hotel EBITDA Margin	37.9%	35.5%	240 bps	32.7%	29.7%	300 bps

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

DIVIDENDS

On April 13, 2012, the Trust paid a dividend of $0.22 per share to its common shareholders of record as of March 31, 2012. On May 25, 2012, the Trust declared a dividend in the amount of $0.22 per share payable to its common shareholders of record as of June 30, 2012. The dividend was paid on July 13, 2012.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

POST-QUARTER ACTIVITY

On July 3, 2012, the Trust closed on a $60.0 million two-year term loan. The loan was provided by Wells Fargo Bank, N.A., and subject to certain customary conditions, provides for three one-year extensions. At the initial closing, $25.0 million was advanced by the lender and is secured by the 122-room Holiday Inn New York City Midtown – 31st Street. The remaining $35.0 million is expected to be advanced by the lender upon closing on the acquisition of the Hyatt Place New York Midtown South and satisfaction of certain customary closing conditions. Following that subsequent closing, the entire $60.0 million principal amount of the loan will be secured by both hotels. The loan bears interest equal to LIBOR, plus 3.25%. Contemporaneous with the closing of the term loan, the Trust entered into an interest rate swap to effectively fix the interest rate on the initial $25.0 million advance for the original two-year term at 3.75% per annum. Net proceeds from the initial advance under the loan were used to repay outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

On July 17, 2012, the Trust completed an underwritten public offering of 5,000,000 of its 7.75% Series A Cumulative Redeemable Preferred Shares, including 600,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option. The Trust generated net proceeds of approximately $120.8 million after deducting underwriting fees and estimated offering costs. The Trust used the net proceeds of the offering to repay outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

On July 27, 2012, the Trust closed on a $70.0 million fixed-rate mortgage loan. The loan is secured by the 613-room Denver Marriott City Center and was provided by Western National Life Insurance Company. The loan has a term of 30 years, but is callable by the lender after 10

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

years, and the Trust expects the lender to call the loan at that time. The loan carries a fixed interest rate of 4.90% per annum, with principal and interest based on a 30-year amortization. Proceeds from the loan were used to repay the remaining outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

On July 31, 2012, the Trust announced that it had entered into a definitive agreement to acquire a full-service hotel located in San Diego, California for $62.0 million. The Trust intends to fund the acquisition with available cash and cash equivalents and by borrowing under its revolving credit facility. The Trust expects the acquisition to close in the third quarter 2012, subject to customary closing conditions, but can give no assurance that the acquisition will be consummated during that time period, or at all.

As of July 31, 2012, after taking into consideration the recent preferred share offering and financing activity, and the pending acquisitions of the hotel in San Diego, California and the Hyatt Place New York Midtown South, the Trust had approximately $200 million of remaining investment capacity based on its targeted leverage levels. The Trust is currently negotiating to acquire a full-service hotel in the central business district of a major market for approximately $125 million and expects that the transaction would close in the third quarter 2012, but can give no assurance that the acquisition will be consummated during that time period, or at all.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

2012 OUTLOOK

The Trust is updating its 2012 outlook to incorporate current operating trends and fundamentals, the recent preferred share offering and financing activity, the anticipated acquisition of two hotels in the third quarter 2012 described above, and the acquisition of the previously announced Hyatt Place New York Midtown South in the fourth quarter 2012 (in millions, except per share amounts):

	Updated Guidance		Previous Guidance
	Low	High	Low	High
Pro forma RevPAR increase over 2011(1)	8.5%	9.5%	7.5%	9.0%
Net income available to common shareholders	$15.8	$18.2	$20.5	$23.1
Adjusted Hotel EBITDA	$88.9	$91.9	$83.2	$86.7
AFFO per diluted share	$1.58	$1.66	$1.60	$1.69

(1)	For the comparable 10-hotel portfolio owned as of June 30, 2012.

NON-GAAP FINANCIAL MEASURES

The Trust reports the following seven non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, (6) Adjusted Hotel EBITDA and (7) Adjusted Hotel EBITDA Margin. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

CONFERENCE CALL

The Trust will host a conference call on Tuesday, July 31, 2012 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 99008039. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on August 7, 2012. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 99008039. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 12 hotels with an aggregate of 3,516 rooms in six states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing and to-be-acquired hotels and the Trust’s 2012 outlook. Such forward-looking statements include, but are not limited to, the expectation that the acquisitions described will be consummated and within the anticipated timetables. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 31, 2012, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2012	December 31, 2011
	(unaudited)

ASSETS
Property and equipment, net	$877,696	$879,224
Intangible assets, net	39,682	39,982
Cash and cash equivalents	19,908	20,960
Restricted cash	17,665	15,034
Accounts receivable, net	11,816	6,302
Prepaid expenses and other assets	13,271	4,370
Deferred financing costs, net	4,479	5,266

Total assets	$984,517	$971,138

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$419,658	$407,736
Accounts payable and accrued expenses	27,442	21,475
Other liabilities	22,196	21,798

Total liabilities	469,296	451,009

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 32,133,386 shares and 32,161,620 shares issued and outstanding, respectively	321	322
Additional paid-in capital	544,804	543,861
Cumulative dividends in excess of net income	(28,804)	(22,924)
Accumulated other comprehensive loss	(1,100)	(1,130)

Total shareholders’ equity	515,221	520,129

Total liabilities and shareholders’ equity	$984,517	$971,138

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

REVENUE
Rooms	$51,626	$29,884	$89,762	$47,153
Food and beverage	13,344	9,206	23,811	15,087
Other	2,076	1,204	3,743	2,041

Total revenue	67,046	40,294	117,316	64,281

EXPENSES
Hotel operating expenses:
Rooms	10,953	6,751	20,677	11,431
Food and beverage	9,199	6,395	17,382	11,191
Other direct	930	612	1,836	1,072
Indirect	20,607	11,753	39,600	20,858

Total hotel operating expenses	41,689	25,511	79,495	44,552
Depreciation and amortization	6,677	3,767	13,207	6,751
Air rights contract amortization	130	130	260	260
Corporate general and administrative:
Share-based compensation	783	801	1,565	1,459
Hotel acquisition costs	134	3,671	443	3,917
Other	2,007	1,645	4,031	3,328

Total operating expenses	51,420	35,525	99,001	60,267

Operating income	15,626	4,769	18,315	4,014

Interest income	19	57	22	124
Interest expense	(5,106)	(1,875)	(10,190)	(3,902)

Income before income taxes	10,539	2,951	8,147	236

Income tax benefit (expense)	(1,486)	(914)	110	132

Net income	$9,053	$2,037	$8,257	$368

EARNINGS PER SHARE:

Net income	$9,053	$2,037	$8,257	$368
Less: Dividends declared on unvested time-based awards	(34)	(61)	(68)	(120)
Less: Undistributed earnings allocated to unvested time-based awards	(10)	—	—	—

Net income available to common shareholders	$9,009	$1,976	$8,189	$248

Net income per common share - basic and diluted	$0.28	$0.06	$0.26	$0.01

Weighted-average number of common shares
outstanding - basic and diluted	31,910,921	31,794,886	31,892,431	26,993,332

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income	$8,257	$368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,207	6,751
Air rights contract amortization	260	260
Ground lease asset amortization	40	—
Deferred financing costs amortization	882	1,074
Premium on mortgage loan amortization	(105)	—
Unfavorable contract liability amortization	(196)	—
Share-based compensation	1,565	1,459
Changes in assets and liabilities:
Accounts receivable, net	(5,514)	(1,828)
Prepaid expenses and other assets	(714)	(272)
Accounts payable and accrued expenses	5,939	4,268
Other liabilities	23	(6)

Net cash provided by operating activities	23,644	12,074

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	—	(268,590)
Deposits on hotel acquisitions	(2,000)	(1,000)
Improvements and additions to hotels	(11,679)	(1,019)
Investment in hotel construction loan	(4,823)	—
Change in restricted cash	(2,631)	(3,072)

Net cash used in investing activities	(21,133)	(273,681)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	—	230,291
Payment of offering costs related to sale of common shares	—	(481)
Net borrowings (repayments) under revolving credit facility	13,000	(35,000)
Proceeds from issuance of mortgage debt	—	95,000
Scheduled principal payments on mortgage debt	(973)	—
Payment of deferred financing costs	(95)	(1,656)
Deposit on loan application	(1,400)	—
Payment of dividends to common shareholders	(13,474)	(10,097)
Repurchase of common shares	(621)	(209)

Net cash provided by (used in) financing activities	(3,563)	277,848

Net increase (decrease) in cash	(1,052)	16,241
Cash and cash equivalents, beginning of period	20,960	10,551

Cash and cash equivalents, end of period	$19,908	$26,792

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income available to common shareholders to FFO and AFFO available to common shareholders for the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income available to common shareholders	$9,009	$1,976	$8,189	$248
Add: Depreciation and amortization	6,677	3,767	13,207	6,751

FFO available to common shareholders	15,686	5,743	21,396	6,999

Add: Hotel acquisition costs	134	3,671	443	3,917
Non-cash amortization(1)	60	136	120	271

AFFO available to common shareholders	$15,880	$9,550	$21,959	$11,187

FFO per common share - basic and diluted	$0.49	$0.18	$0.67	$0.26

AFFO per common share - basic and diluted	$0.50	$0.30	$0.69	$0.41

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income	$9,053	$2,037	$8,257	$368
Add: Depreciation and amortization	6,677	3,767	13,207	6,751
Interest expense	5,106	1,875	10,190	3,902
Income tax expense (benefit)	1,486	914	(110)	(132)
Less: Interest income	(19)	(57)	(22)	(124)

Corporate EBITDA	22,303	8,536	31,522	10,765

Add: Hotel acquisition costs	134	3,671	443	3,917
Non-cash amortization(1)	60	136	120	271

Adjusted Corporate EBITDA	$22,497	$12,343	$32,085	$14,953

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin for the Trust’s comparable 10-hotel portfolio for the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total revenue	$63,100	$58,800	$110,508	$101,497
Less: Total hotel operating expenses	39,124	37,919	74,264	71,407

Hotel EBITDA	23,976	20,881	36,244	30,090

Less: Non-cash amortization(1)	(70)	6	(140)	11

Adjusted Hotel EBITDA	$23,906	$20,887	$36,104	$30,101

Adjusted Hotel EBITDA Margin	37.9%	35.5%	32.7%	29.7%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2012:

	Year Ending December 31, 2012
	Low	High

Total revenue	$277,000	$280,500
Less: Total hotel operating expenses	187,820	188,320

Hotel EBITDA	89,180	92,180

Less: Non-cash amortization(1)	(280)	(280)

Adjusted Hotel EBITDA	$88,900	$91,900

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net income available to common shareholders to FFO and AFFO available to common shareholders for the year ending December 31, 2012:

	Year Ending December 31, 2012
	Low	High

Net income available to common shareholders	$15,790	$18,240
Add: Depreciation and amortization	29,080	29,080

FFO available to common shareholders	44,870	47,320

Add: Hotel acquisition costs	5,300	5,300
Non-cash amortization(1)	240	240

AFFO available to common shareholders	$50,410	$52,860

FFO per diluted common share	$1.41	$1.48

AFFO per diluted common share	$1.58	$1.66

Weighted-average number of diluted common shares outstanding	31,904	31,904

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date

1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	188	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	368	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011

			3,516	$922.00